Exhibit 99.2

FOURTH QUARTER 2013
SUPPLEMENTAL FINANCIAL INFORMATION

FIRST POTOMAC REALTY TRUST

www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, DC region. The Company’s focus is on acquiring properties that can benefit from its intensive property management, and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus Manager, Investor Relations (301) 986-9200 jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions and, if applicable, dispositions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC” ); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Geographic Footprint (12/31/09 through 12/31/13)

Washington, D.C., Northern Virginia and Maryland

PROPERTY TYPE:
STRATEGIC HOLD, VALUE ADD & JOINT VENTURE
NON-CORE
SOLD
HAGERSTOWN
FREDERICK
OWINGS MILLS
BALTIMORE
CLARKSBURG
GERMANTOWN
COLUMBIA
GAITHERSBURG
PATAPSCO RIVER
GLEN BURNIE
LEESBURG
POTOMAC RIVER
ROCKVILLE
BELTSVILLE
STERLING
HERNDON
RESTON
CHANTILLY
WASHINGTON, D.C.
ANNAPOLIS
LARGO
FAIRFAX
MANASSAS
LORTON
ALEXANDRIA
WOODBRIDGE
ELKWOOD
CHESAPEAKE BAY

Richmond

95
64
ASHLAND
GLEN ALLEN
RICHMOND
295
CHESTER

Chesapeake

CHESAPEAKE BAY
64
HAMPTON
664
NORFOLK
CHESAPEAKE

Earnings Release

CONTACT: Jaime N. Marcus Manager, Investor Relations (301) 986-9200 jmarcus@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS

FOURTH QUARTER AND FULL-YEAR 2013 RESULTS

Operating Results Reflect Strong Execution of Strategic Plan

BETHESDA, MD. (February 20, 2014) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development, and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and twelve months ended December 31, 2013.

Fourth Quarter 2013 and Subsequent Highlights

•	Reported Core Funds From Operations of $14.0 million, or $0.23 per diluted share.

•	Executed 263,000 square feet of leases, including 165,000 square feet of new leases.

•	Increased leased percentage to 88.1% from 84.9% in the fourth quarter of 2012, and increased occupied percentage to 85.8% from 83.0%.

•	Sold Worman’s Mill Court, a 40,000 square-foot office building for net proceeds of $3.4 million in November and sold a, three-property portfolio, totaling 342,000 square feet, located in Gaithersburg, Maryland for net proceeds of $31.6 million in January 2014.

•	Acquired 540 Gaither Road, the third multi-story office building at Redland Corporate Center, in Rockville, Maryland, for $30.0 million, which completes the Company’s ownership of the fully leased office complex.

•	Amended the unsecured revolving credit facility and unsecured term loan to increase borrowing capacity, extend the maturity, and reduce LIBOR spreads for each.

Full-Year 2013 Highlights

•	Reported Core Funds From Operations of $59.2 million, or $1.03 per diluted share.

•	Executed 1.7 million square feet of leases, including 831,000 square feet of new leases.

•	Same property net operating income increased 1.8% on an accrual basis and 1.0% on a cash basis.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “2013 was a very successful year for First Potomac. We made substantial progress executing on the strategic and capital plan we laid out early in the year, which included the sale of our industrial portfolio for $259 million, dramatically improving our operating metrics, and completing the acquisition of a high-quality office asset in a submarket where we have operating efficiencies. We ended the year with very strong leasing momentum and delivered our eighth consecutive quarter of positive net absorption, despite the challenges the greater Washington, D.C. region is facing. We strengthened our core portfolio performance, made positive steps executing on the disposition strategy we have outlined, and will continue to focus on opportunities in our markets that we believe will lead to long-term value creation for our shareholders.”

Funds From Operations (“FFO”) decreased for the three and twelve months ended December 31, 2013 compared with the same periods in 2012 primarily due to a reduction in net operating income as a result of the sale of the majority of the Company’s industrial properties in June 2013, the operations of which are presented in discontinued operations. The reduction in net operating income during 2013 was partially offset by a reduction in interest expense as the Company reduced its

Earnings Release - Continued

outstanding debt by over $260 million during 2013 and decreased the weighted average interest rates on its outstanding debt. For the three months ended December 31, 2013, the Company incurred $1.0 million of additional debt extinguishment costs compared with the same period in 2012 due to the amendment and restatement of its unsecured revolving credit facility and its unsecured term loan. For the twelve months ended December 31, 2013, the Company incurred debt extinguishment charges of $6.2 million, primarily related to the repayment of debt in conjunction with property dispositions and the amendment and restatement of the unsecured revolving credit facility and unsecured term loan, compared with $13.8 million of debt extinguishment charges for the twelve months ended December 31, 2012, which were primarily related to the repayment of the Company’s senior notes.

Core FFO decreased for the three and twelve months ended December 31, 2013 compared with the same periods in 2012 primarily due to a decline in net operating income as a result of the sale of the majority of the Company’s industrial properties in June 2013, which was partially offset by a decline in interest expense.

A reconciliation between Core FFO and FFO available to common shareholders for the three and twelve months ended December 31, 2013 and 2012 is presented below (in thousands, except per share amounts):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013		2012		2013		2012
	Amount	Per diluted share(1)	Amount	Per diluted share(1)	Amount	Per diluted share(1)	Amount	Per diluted share(1)
Core FFO	$13,950	$0.23	$16,805	$0.32	$59,207	$1.03	$63,605	$1.20
Loss on debt extinguishment /modification	(1,485)	(0.02)	(466)	(0.01)	(6,224)	(0.11)	(13,792)	(0.26)
Internal investigation costs	—	—	(27)	—	—	—	(3,412)	(0.06)
Deferred abatement and straight-line amortization(2)	—	—	1,567	0.03	1,567	0.03	3,134	0.06
Acquisition costs	(429)	(0.01)	—	—	(602)	(0.01)	(49)	—
Development and redevelopment costs	—	—	(397)	(0.01)	—	—	(397)	(0.01)
Change in tax regulation(3)	—	—	—	—	—	—	4,327	0.08
Personnel separation costs	—	—	(732)	(0.02)	(1,777)	(0.03)	(1,128)	(0.03)
Contingent consideration related to acquisition of property(4)	287	—	(39)	—	213	—	(152)	—
Legal costs associated with informal SEC inquiry	—	—	(110)	—	(391)	(0.01)	—	—

FFO available to common shareholders	$12,323	$0.20	$16,601	$0.31	$51,993	$0.90	$52,136	$0.98

Net (loss) income	$(3,741)		$880		$10,981		$(8,381)
Net loss attributable to common shareholders per diluted common share(5)	$(0.11)		$(0.04)		$(0.03)		$(0.40)

(1)	Numbers may not foot due to rounding.
(2)	Represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.
(3)	Reflects the one-time non-cash impact of changed tax regulations enacted by the District of Columbia that became effective in September 2012.
(4)	Reflects the change in the Company’s contingent consideration liability related to its acquisitions of Ashburn Center in 2009 and 840 First Street, NE in 2011. The Company paid $1.7 million to the seller of Ashburn Center in the third quarter of 2013 to fulfill its obligation. During the fourth quarter of 2013, the Company recorded a gain as it reduced its contingent consideration obligation related to 840 First Street, NE, which was fulfilled in the first quarter of 2014. As of February 14, 2014, there were no longer any contingent consideration liabilities associated with either acquisition.

Earnings Release - Continued

(5)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on the Company’s preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net (loss) income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At December 31, 2013, the Company’s consolidated portfolio consisted of 146 buildings totaling 9.1 million square feet. The Company’s consolidated portfolio was 88.1% leased and 85.8% occupied at December 31, 2013, compared with 87.4% leased and 85.1% occupied at September 30, 2013 and 84.9% leased and 83.0% occupied at December 31, 2012. Year over year, the Company’s consolidated portfolio experienced a 320 basis-point increase in its leased percentage and a 280 basis-point increase in its occupied percentage.

During the fourth quarter of 2013, the Company executed 263,000 square feet of leases, which consisted of 165,000 square feet of new leases and 98,000 square feet of renewal leases. The Company delivered its eighth consecutive quarter of positive net absorption, which totaled 75,000 square feet in the fourth quarter and 341,000 square feet for 2013. The 98,000 square feet of renewal leases in the quarter reflected a 59% tenant retention rate, which was driven by a number of smaller tenant move-outs in the Company’s Maryland and Northern Virginia regions. For the year ended December 31, 2013, the Company executed 1.7 million square feet of leases, which included 831,000 square feet of new leases, and delivered a tenant retention rate of 67%.

Same-Property Net Operating Income (“Same-Property NOI”) increased 0.6% on an accrual basis for the three months ended December 31, 2013 and 1.8% for the twelve months ended December 31, 2013 compared with the same periods in 2012. For the three months ended December 31, 2013, the increase in Same-Property NOI was primarily due to an increase in occupancy at Three Flint Hill, a property located in the Northern Virginia region that was placed in service in the third quarter of 2012, which was partially offset by a decrease in occupancy for the Company’s Maryland region. The increase in Same-Property NOI during the twelve months ended December 31, 2013 was primarily a result of occupancy increases at Redland Corporate Center, Atlantic Corporate Park, Van Buren Office Park, Reston Business Campus and Park Central.

A reconciliation of net (loss) income to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of the Company’s properties, as well as additional information regarding the Company’s results of operations can be found in the Company’s Fourth Quarter 2013 Supplemental Financial Information Report, which is posted on the Company’s website, www.first-potomac.com.

Acquisition

On October 1, 2013, the Company acquired 540 Gaither Road, the third building at Redland Corporate Center, for $30.0 million. The property is a six-story, 134,000 square foot office building located in Rockville, Maryland. Redland Corporate Center is comprised of three fully leased, multi- story Class-A office buildings totaling 483,000 square feet. The newly acquired building is 100% leased to the Department of Health and Human Services (HHS) through early 2018. The acquisition was funded with $28.2 million of proceeds from the sale of its industrial portfolio in June 2013 that was previously placed with a qualified intermediary to facilitate a tax-free exchange, as well as available cash.

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The Company acquired the first two buildings at Redland Corporate Center in a joint venture with Perseus Realty, LLC (“Perseus”) in late 2010. On November 8, 2013, the Company acquired the remaining interest in the first two buildings from Perseus for $4.6 million.

Dispositions

Consistent with the Company’s previously disclosed strategy of focusing on high-quality, multi-story office properties, the Company continued to dispose of certain non-core properties. In November 2013, the Company sold Worman’s Mill Court, a 40,000 square foot single-story office building located in Frederick, Maryland, for net proceeds of approximately $3.4 million. As previously disclosed, the Company recorded an impairment charge of $0.5 million on Worman’s Mill Court in the third quarter of 2013.

On January 29, 2014, the Company sold a portfolio of properties that consisted of Girard Business Center, a seven-building, 297,000 square foot business park, and Gateway Center, a two-building, 45,000 square foot office park, both located in Gaithersburg, Maryland, for aggregate net proceeds of $31.6 million. Proceeds from the sale were used to pay down outstanding debt.

On January 10, 2014, the Company entered into a contract to sell West Park, a 29,000 square foot four-story office building located in Frederick, Maryland. Based on the anticipated sales price, the Company recorded an impairment charge of $2.2 million in the fourth quarter of 2013. The sale is expected to be completed in March 2014. However, the Company can provide no assurances regarding the timing or pricing of the sale of the West Park property, or that such sale will occur at all.

On February 11, 2014, the Company entered into a contract to sell Patrick Center, a 66,000 square foot seven-story office building located in Frederick, Maryland. The sale is expected to be completed in the second quarter of 2014. However, the Company can provide no assurances regarding the timing or pricing of the sale of the Patrick Center property, or that such sale will occur at all.

At December 31, 2013, the Company classified West Park, Girard Business Center, Gateway Center and Patrick Center as “held-for-sale” on its consolidated balance sheet. The operating results and any gains on sale of Worman’s Mill Court, West Park, Girard Business Center, Gateway Center and Patrick Center are reflected as discontinued operations in the Company’s consolidated statements of operations for each of the periods presented in this press release.

Mezzanine Loan Modification

In December 2010, the Company provided a $25.0 million mezzanine loan to the owners of 950 F Street, NW, a ten-story, 287,000 square foot, office/retail building located in Washington, D.C., which is secured by a portion of the owners’ interest in the property. The loan was pre-payable without penalty as of December 21, 2013. On January 10, 2014, the Company amended and restated the loan to increase the outstanding balance to $34.0 million, and reduced the fixed interest rate from 12.5% to 9.75%. The amended and restated mezzanine loan matures on April 1, 2017 and is repayable in full on or after December 21, 2015. The $9 million increase in the loan was provided by a draw under the Company’s unsecured revolving credit facility.

Financing Activity

As previously disclosed, on October 16, 2013, the Company amended and restated its unsecured revolving credit facility and unsecured term loan. The Company increased the size of the unsecured revolving credit facility from $255 million to $300 million and extended the maturity date of the facility to October 2017, with a one-year extension at the Company’s option. The Company divided its unsecured term loan into three $100 million tranches that mature in October 2018, 2019 and 2020, which added over two years of term from the previous maturity dates. As part of the amendments, the Company reduced its LIBOR spreads to current market rates, eliminated the prepayment lock-outs for the unsecured term loan, eliminated prepayment penalties associated with two tranches of the

Earnings Release - Continued

unsecured term loan, decreased the capitalization rates used to calculate gross asset value in the covenant calculations, and moved to a covenant package more closely aligned with the Company’s strategic plan. The amendments to the unsecured revolving credit facility and unsecured term loan reduced the Company’s borrowing costs and, the Company believes, put it in a stronger position to deploy capital in the future. As previously disclosed, during the fourth quarter of 2013, the Company incurred $1.5 million of debt modification charges related to amending and restating the unsecured revolving credit facility and unsecured term loan.

Balance Sheet

The Company had $673.6 million of debt outstanding at December 31, 2013 compared with $933.9 million of debt outstanding at December 31, 2012. Of the Company’s outstanding debt at December 31, 2013, $230.9 million was fixed-rate debt, $350.0 million was hedged variable-rate debt, and $92.7 million was unhedged variable-rate debt. On January 15, 2014, an interest rate swap agreement that fixed LIBOR on $50.0 million of the Company’s variable-rate debt expired.

Dividends

On January 29, 2014, the Company declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend was paid on February 18, 2014 to common shareholders of record as of February 10, 2014. The Company also declared a dividend of $0.484375 per share on its Series A Preferred Shares. The dividend was paid on February 18, 2014 to preferred shareholders of record as of February 10, 2014.

Core FFO Guidance

The Company issued its full-year 2014 Core FFO guidance of $0.92 to $1.00 per diluted share. The Core FFO guidance range is particularly wide as a result of potential capital recycling activities during 2014 (the assumptions of which are set forth in the footnotes to the table below). The following is a summary of the assumptions that the Company used in arriving at its guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI
Properties Owned 12/31/13	$104,000	-	$107,000
Properties Sold/Under Contract (1)	(3,875)
Assumption for Additional Dispositions (2)	(2,000)
Assumption for Acquisitions (3)	4,875
Total NOI	$103,000	-	$106,000
Interest and Other Income	$6,500
FFO from Unconsolidated Joint Ventures	$4,750	-	$5,250
Interest Expense (4)	$24,000	-	$26,000
G&A	$20,000	-	$22,000
Preferred Dividends	$12,400
Weighted Average Shares and Units	60,500	-	61,000
Year-End Occupancy (5)	88.0%	-	89.5%
Same Property NOI – Accrual Basis (5)	2.5%	-	4.0%

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(1)	Reflects the disposition of Girard Business Center and Gateway Center which were sold on January 29, 2014, and assumes the disposition of West Park on March 31, 2014 and Patrick Center on April 30, 2014.
(2)	Assumes $100 million of additional dispositions are made on September 30, 2014 at a blended 8.0% capitalization rate. This is solely an assumption for the purposes of providing guidance. No properties currently are being held or marketed for sale (other than those identified in footnote (1) above, which were held for sale at December 31, 2013). In addition, the Company can provide no assurances regarding the timing or pricing of any potential dispositions, or that such dispositions will occur at all.
(3)	Assumes $150 million of acquisitions are made on June 30, 2014 at a blended 6.5% capitalization rate. However, the Company can provide no assurances regarding the timing or pricing of any potential acquisitions, or that such acquisitions will occur at all.
(4)	Assumes proceeds from properties sold and properties under contract, as well as the assumed additional dispositions are used to repay the unsecured revolving credit facility, and capital for additional acquisitions are drawn from the unsecured revolving credit facility.
(5)	Assumes Gateway Center, Girard Business Center, West Park and Patrick Center are the only 2014 dispositions.

The Company’s guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2014	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.15)	$(0.09)
Real estate depreciation(1)	1.08	1.09
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.01)	—

Core FFO per diluted share	$0.92	$1.00

(1)	Includes the Company’s pro-rata share of depreciation from its unconsolidated joint ventures and depreciation related to the Company’s disposed properties.
(2)	Items excluded from Core FFO consist of the gains associated with disposed properties, the costs associated with the informal SEC inquiry, if any, impairment charges, and acquisition costs.

Investor Conference Call and Webcast

First Potomac will host a conference call on February 21, 2014 at 9:00 AM ET to discuss fourth quarter and full-year 2013 results, and its 2014 Core FFO guidance in greater detail. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on February 21, 2014, until midnight ET on February 28, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13573876.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on February 21, 2014, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of December 31, 2013, the Company’s consolidated portfolio totaled 9.1 million square feet. Based on annualized cash basis rent, the Company’s portfolio consists of 51% office properties and 49% business park and industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE:FPO) and preferred shares (NYSE:FPO-PA) are publicly traded on the New York Stock Exchange.

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Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures.

The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal and accounting costs related to the Company’s prior internal investigation and the informal SEC inquiry, personnel separations costs, contingent consideration charges and acquisition costs.

The Company’s presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO and Core FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

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Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods compared, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding the Company’s 2014 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental	$31,520	$30,575	$124,437	$119,988
Tenant reimbursements and other	7,863	7,908	32,186	30,427

Total revenues	39,383	38,483	156,623	150,415

Operating expenses:
Property operating	10,675	9,667	40,850	36,470
Real estate taxes and insurance	4,079	3,616	16,627	14,746
General and administrative	5,380	5,781	21,979	23,568
Acquisition costs	429	—	602	49
Depreciation and amortization	15,138	14,532	57,676	54,468
Impairment of real estate assets	—	—	—	2,444
Contingent consideration related to acquisition of property	(287)	39	(213)	152

Total operating expenses	35,414	33,635	137,521	131,897

Operating income	3,969	4,848	19,102	18,518

Other expenses, net:
Interest expense	6,104	10,090	33,141	40,998
Interest and other income	(1,573)	(1,521)	(6,373)	(6,046)
Equity in losses (earnings) of affiliates	101	(92)	47	(40)
Gain on sale of investment	—	—	—	(2,951)
Loss on debt extinguishment / modification	1,486	466	1,810	13,687

Total other expenses, net	6,118	8,943	28,625	45,648

Loss from continuing operations before income taxes	(2,149)	(4,095)	(9,523)	(27,130)

Benefit from income taxes	—	—	—	4,142

Loss from continuing operations	(2,149)	(4,095)	(9,523)	(22,988)

Discontinued operations:
(Loss) income from operations	(1,592)	4,975	5,555	14,446
Loss on debt extinguishment	—	—	(4,414)	—
Gain on sale of real estate property	—	—	19,363	161

(Loss) income from discontinued operations	(1,592)	4,975	20,504	14,607

Net (loss) income	(3,741)	880	10,981	(8,381)

Less: Net loss attributable to noncontrolling interests	288	110	93	986

Net (loss) income attributable to First Potomac Realty Trust	(3,453)	990	11,074	(7,395)

Less: Dividends on preferred shares	(3,100)	(3,100)	(12,400)	(11,964)

Net loss attributable to common shareholders	$(6,553)	$(2,110)	$(1,326)	$(19,359)

Earnings Release - Continued

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net loss attributable to common shareholders	$(6,553)	$(2,110)	$(1,326)	$(19,359)

Depreciation and amortization:
Real estate assets	15,138	14,532	57,676	54,468
Discontinued operations	547	2,908	5,828	11,947
Unconsolidated joint ventures	1,323	1,428	5,323	5,883
Consolidated joint ventures	(13)	(49)	(163)	(177)
Impairment of real estate assets	2,171	—	4,092	3,516
Gain on sale of real estate property	—	—	(19,363)	(3,091)
Net loss attributable to noncontrolling interests in the Operating Partnership	(290)	(108)	(74)	(1,051)

Funds from operations available to common shareholders	$12,323	$16,601	$51,993	$52,136

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Funds from operations (FFO)	$15,423	$19,701	$64,393	$64,100
Less: Dividends on preferred shares	(3,100)	(3,100)	(12,400)	(11,964)

FFO available to common shareholders	12,323	16,601	51,993	52,136
Personnel separation costs	—	732	1,777	1,128
Loss on debt extinguishment / modification	1,485	466	6,224	13,792
Internal investigation costs	—	27	—	3,412
Deferred abatement and straight-line amortization	—	(1,567)	(1,567)	(3,134)
Change in tax regulation	—	—	—	(4,327)
Acquisition costs	429	—	602	49
Development and redevelopment costs	—	397	—	397
Contingent consideration related to acquisition of property	(287)	39	(213)	152
Legal costs associated with informal SEC inquiry	—	110	391	—

Core FFO	$13,950	$16,805	$59,207	$63,605

Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.08)	$(0.13)	$(0.39)	$(0.68)
(Loss) income from discontinued operations available to common shareholders	(0.03)	0.09	0.36	0.28

Net loss available to common shareholders	$(0.11)	$(0.04)	$(0.03)	$(0.40)

Weighted average common shares outstanding – basic and diluted	58,061	50,329	55,034	50,120
FFO available to common shareholders per share – basic and diluted	$0.20	$0.31	$0.90	$0.98
Core FFO per share – diluted	$0.23	$0.32	$1.03	$1.20
Weighted average common shares and units outstanding:
Basic	60,657	52,927	57,630	52,833
Diluted	60,697	53,026	57,706	52,921

Earnings Release - Continued

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets:
Rental property, net	$1,203,299	$1,450,679
Assets held-for-sale	45,861	—
Cash and cash equivalents	8,740	9,374
Escrows and reserves	7,673	13,421
Accounts and other receivables, net of allowance for doubtful accounts of $1,181 and $1,799, respectively	12,384	15,271
Accrued straight-line rents, net of allowance for doubtful accounts of $92 and $530, respectively	30,332	28,133
Notes receivable, net	54,696	54,730
Investment in affiliates	49,150	50,596
Deferred costs, net	43,198	40,370
Prepaid expenses and other assets	8,279	8,597
Intangible assets, net	38,848	46,577

Total assets	$1,502,460	$1,717,748

Liabilities:
Mortgage loans	$274,648	$418,864
Secured term loan	—	10,000
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	99,000	205,000
Accounts payable and other liabilities	41,296	64,920
Accrued interest	1,663	2,653
Rents received in advance	6,118	9,948
Tenant security deposits	5,666	5,968
Deferred market rent, net	1,557	3,535

Total liabilities	729,948	1,020,888

Noncontrolling interests in the Operating Partnership	33,221	34,367
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	$160,000	$160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,704 and 51,047 shares issued and outstanding, respectively	59	51
Additional paid-in capital	911,533	804,584
Noncontrolling interests in consolidated partnerships	781	3,728
Accumulated other comprehensive loss	(3,836)	(10,917)
Dividends in excess of accumulated earnings	(329,246)	(294,953)

Total equity	739,291	662,493

Total liabilities, noncontrolling interests and equity	$1,502,460	$1,717,748

Earnings Release - Continued

Same-Property Analysis

(unaudited, dollars in thousands)

Same-Property NOI(1)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total base rent	$30,651	$29,707	$117,830	$115,537
Tenant reimbursements and other	7,065	6,918	29,175	27,023
Property operating expenses	(9,856)	(9,259)	(36,828)	(34,903)
Real estate taxes and insurance	(3,906)	(3,560)	(15,169)	(14,369)

Same-Property NOI - accrual basis	23,954	23,806	95,008	93,288
Straight-line revenue, net	(571)	(332)	(1,780)	(1,497)
Deferred market rental revenue, net	36	208	132	599

Same-Property NOI - cash basis	$23,419	$23,682	$93,360	$92,390

Change in same-property NOI - accrual basis	0.6%		1.8%
Change in same-property NOI - cash basis	(1.1)%		1.0%
Same-property percentage of total portfolio (sf)	95.0%		92.5%

Reconciliation of Consolidated NOI to Same- Property NOI	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total revenues	$39,383	$38,483	$156,623	$150,415
Property operating expenses	(10,675)	(9,667)	(40,850)	(36,470)
Real estate taxes and insurance	(4,079)	(3,616)	(16,627)	(14,746)

NOI	24,629	25,200	99,146	99,199
Less: Non-same property NOI(2)	(675)	(1,394)	(4,138)	(5,911)

Same-Property NOI – accrual basis	$23,954	$23,806	$95,008	$93,288

Change in Same-Property NOI (accrual basis)	Three Months Ended December 31, 2013	Percentage of Base Rent	Twelve Months Ended December 31, 2013	Percentage of Base Rent
By Region
Washington, D.C.	0.6%	13%	2.7%	13%
Maryland	(6.3)%	28%	(0.2)%	29%
Northern Virginia	8.0%	35%	4.1%	33%
Southern Virginia	(1.4)%	24%	0.6%	25%
By Type
Business Park / Industrial	1.5%	45%	1.3%	46%
Office	(0.2)%	55%	2.3%	54%

(1)	Same-property comparisons are based upon those consolidated properties owned for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of December 31, 2013: 440 First Street, NW, Storey Park, Girard Business Center, Gateway Center, West Park, Patrick Center and 540 Gaither Road. The twelve months ended December 31, 2013 and 2012 also exclude the operating results of Three Flint Hill and Davis Drive.
(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

	Q4-2013	Q3-2013		Q2-2013		Q1-2013	Q4-2012
Performance Metrics
FFO available to common shareholders(1)	$12,323	$11,451		$11,141		$17,077	$16,601
Core FFo(1)	$13,950	$13,524		$15,886		$15,846	$16,805
FFO available to common shareholders per diluted share	$0.20	$0.19		$0.20		$0.32	$0.31
Core FFO per diluted share	$0.23	$0.22		$0.28		$0.30	$0.32

Operating Metrics
Change in Same-Property NOI
Accrual Basis	0.6%	3.7%		0.0%		1.4%	6.3%
Cash Basis	(1.1)%	2.3%		(0.1)%		1.3%	5.3%

Assets
Total Assets	$1,502,460	$1,511,283		$1,557,666		$1,718,364	$1,717,748

Debt Balances
Unhedged Variable-Rate Debt	$92,699	$76,699		$43,657		$249,500	$165,000
Hedged Variable-Rate Debt(2)	350,000	350,000		350,000		350,000	350,000
Fixed-Rate Debt	230,949	232,275		294,389		355,387	418,864

Total	$673,648	$658,974		$688,046		$954,887	$933,864

Leasing Metrics
Net Absorption (Square Feet)(3)	74,979	19,741		69,107	(4)	177,460	48,946
Tenant Retention Rate	59%	30	%(5)	79	%(4)	89%	58%
Leased%	88.1%	87.4%		86.5%		86.3%	84.9%
Occupancy%	85.8%	85.1%		84.0%		83.9%	83.0%
Total New Leases (Square Feet)	165,000	213,000		234,000		218,000	291,000
Total Renewal Leases (Square Feet)	98,000	87,000		306,000		345,000	318,000

(1)	See page 5 for a reconciliation of the Company’s FFO available to common shareholders and Core FFO to net (loss) income attributable to common shareholders per share.
(2)	As of December 31, 2013, the Company had fixed LlBOR at a weighted averaged interest rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreements. On January 15, 2014, an interest rate swap agreement that fixed LIBOR on $50.0 million of the Company’s variable rate debt expired.
(3)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.
(4)	Both the Net Absorption and Tenant Retention Rate exclude all properties that were sold in the second quarter of 2013.
(5)	During the third quarter of 2013, the Company had an expected tenant retention rate of 30%, primarily as a result of over 200,000 square feet of known move outs in the quarter.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
OPERATING REVENUES
Rental	$31,520	$31,137	$31,087	$30,693	$30,575
Tenant reimbursements and other	7,863	8,112	7,745	8,465	7,908

	39,383	39,249	38,832	39,158	38,483
PROPERTY EXPENSES
Property operating	10,675	10,431	9,432	10,311	9,667
Real estate taxes and insurance	4,079	4,062	3,975	4,511	3,616

NET OPERATING INCOME	24,629	24,756	25,425	24,336	25,200
OTHER (EXPENSES) INCOME
Generaland administrative	(5,380)	(6,346)	(4,985)	(5,267)	(5,781)
Acquisition costs	(429)	(173)	—	—	—
Interest and other income	1,573	1,696	1,574	1,530	1,521
Equity in (losses) earnings of affiliates	(101)	19	7	28	92

EBIIDA	20,292	19,952	22,021	20,627	21,032
Depreciation and amortization	(15,138)	(14,343)	(14,208)	(13,987)	(14,532)
Interest expense	(6,104)	(7,726)	(9,353)	(9,958)	(10,090)
Loss on debt extinguishment I modification	(1,486)	(123)	(201)	—	(466)
Contingent consideration related to acquisition of property	287	—	(75)	—	(39)

Loss from continuing operations	(2,149)	(2,240)	(1,816)	(3,318)	(4,095)

(Loss) incom e from operations	(1,592)	107	1,759	5,281	4,975
Loss on debt extinguishment	—	—	(4,414)	—	—
Gain on sale of real estate property(1)	—	416	18,947	—	—

(Loss) income from discontinued operations	(1,592)	523	16,292	5,281	4,975

NET (LOSS) INCOME	(3,741)	(1,717)	14,476	1,963	880

Less: Net loss (income) attributable to noncontrolling interests	288	211	(466)	59	110

NET (LOSS) INCOME ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	(3,453)	(1,506)	14,010	2,022	990

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,553)	$(4,606)	$10,910	$(1,078)	$(2,110)

Supplemental Financial Results Items:

The following items were included in the determination of net (loss) income:

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Termination fees	208	$61	$49	$121	$606
Capitalized interest	916	836	360	344	334
Snow and ice removal costs (excluding reimbursements)(2)	(304)	(1)	(62)	(781)	(57)
Reserves for bad debt expense	(239)	(171)	(220)	(148)	(180)
Internal investigation costs	—	—	—	—	(27)
Legal costs associated with informal SEC inquiry	—	—	(55)	(336)	(110)
Personnel separation costs	—	(1,777)	—	—	(732)

Discontinued Operations(3)
Revenues	1,766	1,907	7,875	12,299	11,658
Operating expenses	(640)	(753)	(2,522)	(3,525)	(3,204)
Depreciation and amortization expense	(547)	(573)	(1,786)	(2,921)	(2,908)
Interest expense,net of interest income	—	—	(362)	(572)	(571)
Impairment of real estate assets	(2,171)	(474)	(1,446)	—	—
Loss on debt extinguishment	—	—	(4,414)	—	—
Gain on sale of real estate property(1)	—	416	18,947	—	—

	$(1,592)	$523	$16,292	$5,281	$4,975

(1)	For the three months ended September 30, 2013, the gain on sale of realestate property includes $0.4 million related to the sale of 4200 Tech Court. For the three months ended June 30, 2013, the gain on sale of real estate property includes $18.7 million related to the sale of the industrial portfolio and $0.2 m illion related to the sale of 4212 Tech Court.
(2)	The Company recovered approximately 65% of these costs.
(3)	Represents the operating results of the Company’s properties that were sold or held-for-sale for the periods presented.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
	December 31,2013	September 30, 2013	June 30, 2013	March 31,2013	December 31, 2012
FUNDS FROM OPERATIONS (”FFO”)
Net (loss) income attributable to common shareholders	$(6,553)	$(4,606)	$10,910	$(1,078)	$(2,110)
Depreciation and amortization:
Real estate assets	15,138	14,343	14,208	13,987	14,532
Discontinued operations	547	573	1,786	2,921	2,908
Unconsolidated joint ventures	1,323	1,332	1,317	1,352	1,428
Consolidated joint ventures	(13)	(46)	(53)	(51)	(49)
Impairment of real estate assets	2,171	474	1,446	—	—
Gain on sale of real estate property	—	(416)	(18,947)	—	—
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(290)	(203)	474	(54)	(108)

FFO available to common shareholders	12,323	11,451	11,141	17,077	16,601
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100

FFO	$15,423	$14,551	$14,241	$20,177	$19,701

FFO available to common shareholders	12,323	11,451	11,141	17,077	16,601
Personnel separation costs	—	1,777	—	—	732
Loss on debt extinguishment / modification(1)	1,485	123	4,615	—	466
Internal investigation costs(2)	—	—	—	—	27
Deferred abatement and straight-line amortization(3)	—	—	—	(1,567)	(1,567)
Acquisition costs	429	173	—	—	—
Contingent consideration related to acquisition of property	(287)	—	75	—	39
Development costs(4)	—	—	—	—	397
Legal costs associated with informal SEC inquiry	—	—	55	336	110

Core FFO	$13,950	$13,524	$15,886	$15,846	$16,805

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
Core FFO	$13,950	$13,524	$15,886	$15,846	$16,805
Non-cash share-based compensation expense	716	838	891	771	1,271
Straight-line rent, net (5)	(556)	(446)	(459)	(292)	(226)
Deferred market rent, net	46	50	(3)	(18)	(74)
Non-real estate depreciation and amortization(6)	344	332	256	242	245
Debt fair value amortization	(132)	(58)	(76)	(8)	(24)
Amortization of finance costs	426	672	816	756	777
Tenant improvements(7)	(4,448)	(3,190)	(6,413)	(3,544)	(4,898)
Leasing commissions(7)	(703)	(1,690)	(1,629)	(1,352)	(941)
Capital expenditures(7)	(2,320)	(2,728)	(1,627)	(2,010)	(4,034)

AFFO	$7,323	$7,304	$7,642	$10,391	$8,901

Total weighted average common shares and OP units:
Basic	60,657	60,651	56,184	53,002	52,927

Diluted	60,657	60,628	56,289	53,106	53,026

FFO available to common shareholders and units per share:
FFO - basic and diluted	$0.20	$0.19	$0.20	$0.32	$0.31

Core FFO - diluted	$0.23	$0.22	$0.28	$0.30	$0.32

AFFO per share:
AFFO - basic and diluted	$0.12	$0.12	$0.14	$0.20	$0.17

(1)	Reflects costs associated with amending the Company’s existing debt agreements or the charges related to prepaying I defeasing mortgage debt that encumbered properties that were subsequently sold.
(2)	Represents legal and accounting fees incurred in connection with the Company’s completed internal investigation.
(3)	Represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at 1-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31,2013 and 1-66 Commerce Center was sold in the second quarter of 2013.
(4)	During the fourth quarter of 2012. the Company expensed development costs related to a project that was deferred at Greenbrier Business Park.
(5)	Includes the Company’s am amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.
(6)	Most non-real estate depreciation is classified in general and administrative expense.
(7)	Does not include first-generation costs. which the Company defines as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

First-generation costs
Tenant improvements	$4,611	$1,420	$3,265	$2,588	$3,881
Leasing commissions	423	1,738	536	461	516
Capital expenditures	2,786	1,145	2,215	2,049	4,513

Total first-generation costs	7,820	4,303	6,016	5,098	8,910
Development and redevelopment	4,332	1,850	5,692	4,813	13,849

	$12,152	$6,153	$11,708	$9,911	$13,849

Annual Financial Results (unaudited, amounts in thousands, except per share data)

	Years Ended December 31,
	2013	2012	2011
OPERATING REVENUES
Rental	$124,437	$119,988	$106,222
Tenant reimbursements and other	32,186	30,427	25,082

	156,623	150,415	131,304
PROPERTY EXPENSES
Property operating	40,850	36,470	31,957
Real estate taxes and insurance	16,627	14,746	13,082

NET OPERATING INCOME	99,146	99,199	86,265
OTHER (EXPENSES) INCOME
General and administrative	(21,979)	(23,568)	(16,027)
Acquisition costs	(602)	(49)	(5,042)
Interest and other income	6,373	6,046	5,282
Equity in (losses) earnings of affiliates	(47)	40	20

EBITDA	82,891	81,668	70,498
Depreciation and amortization	(57,676)	(54,468)	(48,248)
Interest expense	(33,141)	(40,998)	(38,652)
Impairment of real estate assets	—	(2,444)	—
Contingent consideration related to acquisition of property	213	(152)	1,487
Gain on sale of investment(1)	—	2,951	—
Loss on debt extinguishment / modification	(1,810)	(13,687)	—

Loss from continuing operations before income taxes	(9,523)	(27,130)	(14,915)

Benefit from income taxes	—	4,142	633

Loss from continuing operations	(9,523)	(22,988)	(14,282)

Discontinued Operations
Income from operations	5,555	14,446	3,576
Loss on debt extinguishment	(4,414)	—	—
Gain on sale of real estate property	19,363	161	1,954

Income from discontinued operations	20,504	14,607	5,530

NET INCOME (LOSS)	10,981	(8,381)	(8,752)

Less: Net loss attributable to noncontrolling interests	93	986	688

NET INCOME (LOSS) ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	11,074	(7,395)	(8,064)

Less: Dividends on preferred shares	(12,400)	(11,964)	(8,467)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,326)	$(19,359)	$(16,531)

Supplemental Financial Results Items:

The following items were included in the determination of net income (loss):

	Years Ended December 31,
	2013	2012	2011
Termination fees	$439	$1,971	$562
Capitalized interest	2,456	2,146	1,882
Change in tax regulation(2)	—	4,327	—
Snow and ice removal costs (excluding reimbursements)(3)	(1,148)	(295)	(872)
Reserves for bad debt expense	(778)	(131)	(535)
Internal investigation costs	—	(3,412)	—
Legal costs associated with SEC Informal Inquiry	(391)	(110)	—
Personnel separation costs	(1,777)	(1,128)	—

Discontinued Operations(4)
Revenues	$23,847	$43,531	$42,762
Operating expenses	(7,441)	(13,516)	(14,490)
Depreciation and amortization expense	(5,828)	(11,947)	(12,897)
Interest expense, net of interest income	(931)	(2,550)	(3,073)
Impairment of real estate assets	(4,092)	(1,072)	(8,726)
Loss on debt extinguishment	(4,414)	—	—
Gain on sale of real estate property	19,363	161	1,954

	$20,504	$14,607	$5,530

(1)	During the third quarter of 2012, the Company recorded a $3.0 million gain on the sale of its 95% interest in 1200 17th Street, NW, an office building in Washington, D.C.
(2)	Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012, which is included in benefit from income taxes in the above annual financial results.
(3)	The Company recovered approximately 65% of these costs.
(4)	Represents the operating results of the Company’s properties that were sold or held-for-sale for the periods presented.

Annual Financial Measures (unaudited, amounts in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
FUNDS FROM OPERATIONS (“FFO”)
Net (loss) income attributable to common shareholders	$(1,326)	$(19,359)	$(16,531)
Depreciation and amortization:
Real estate assets	57,676	54,468	48,248
Discontinued operations	5,828	11,947	12,896
Unconsolidated joint ventures	5,323	5,883	2,391
Consolidated joint ventures	(163)	(177)	(108)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(74)	(1,051)	(703)
Impairment of real estate assets	4,092	3,516	8,726
Gain on sale of real estate property	(19,363)	(3,091)	(1,954)

FFO available to common shareholders	51,993	52,136	52,965
Dividends on preferred shares	12,400	11,964	8,467

FFO	$64,393	$64,100	$61,432

FFO available to common shareholders	51,993	52,136	52,965
Acquisition costs	602	49	5,042
Contingent consideration related to acquisition of property	(213)	152	(1,487)
Development and redevelopment costs(1)	—	397	200
Loss on dept extinguishment/modification(2)	6,224	13,792	—
Internal investigation costs(3)	—	3,412	—
Personel separation costs	1,777	1,128	—
Change in tax regulation (4)	—	(4,327)	—
Deferred adatement and straight-line amortization(5)	(1,567)	(3,134)	—
Legal costs associated with informal SEC inquiry	391	—	—

Core FFO	$59,207	$63,605	$56,720

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
Core FFO	$59,207	$63,605	$56,720
Non-cash share-based compensation expense	3,216	3,572	2,585
Straight-line rent, net(6)	(1,753)	(876)	289
Deferred market rent, net	75	144	(600)
Non-real estate depreciation and amortization(7)	1,174	896	740
Debt fair value amortization	(274)	(450)	(1,129)
Provision (benefit) for income taxes	—	185	(633)
Amortization of finance costs	2,670	2,898	3,098
Amortization of discounts	—	—	514
Tenant improvements(8)	(17,595)	(17,624)	(14,680)
Leasing commissions(8)	(5,374)	(4,923)	(5,396)
Capital expenditures(8)	(8,685)	(7,748)	(3,358)

AFFO	$32,661	$39,679	$38,150

Total weighted average common shares and OP units:
Basic	57,630	52,833	51,521

Diluted	57,706	52,921	51,663

FFO available to common shareholders and units per share:
FFO - basic and diluted	$0.90	$0.98	$1.03

Core FFO - diluted	$1,03	$1.20	$1.10

AFFO per share and unit:
AFFO- basic and diluted	$0.57	$0.75	$0.74

(1)	During the forth quarter of 2012 and 2011, the company expensed development and redevelopment costs related to projects that were differed at Greenbrier Technology Centre and Plaza 500, respectively.
(2)	Reflects costs associated with amending the Company’s existing debt agreements or the charges related to prepaying/ defeasing mortgage debt that encumbered properties that were subsequently sold.
(3)	Represents legal and accounting fees incurred as a result of the Company’s completed internal investigation.
(4)	Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012.
(5)	Represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31, 2013 and I-66 Commerce Center was sold in the second quarter of 2013.
(6)	Includes the Company’s amortization of the following; straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.
(7)	Most non-real estate depreciation is classified in general and administrative expense.
(8)	Does not include first-generation costs, which the Company defines as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

First-generation costs	$11,884	$22,383	$7,977
Tenant improvments	3,158	2,709	8,638
Leasing commissions	8,195	9,060	6,051

Capital expenditures	23,237	34,152	22,666
Total first-generation	16,687	9,315	13,766

Development and redevlopment	$39,924	$43,467	$36,432

Capitalization and Selected Ratios (unaudited, dollars in thousands, except per share data, percentages and ratios)

Total Market Capitalization

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,704
Operating Partnership (“OP”) units held by third parties	2,627

Total common shares and OP units outstanding	61,331
Market price per share at December 31, 2013	$11.63

Market Value of Common Equity	$713,280	46.2%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400
Market price per share at December 31, 2013	$24.39

Market Value of Preferred Equity	$156,096	10.1%

Debt
Fixed-rate debt	$230,949	15.0%
Hedged variable-rate debt(1)	350,000	22.7%
Unhedged variable-rate debt	92,699	6.0%

Total debt	$673,648	43.7%

TotaI Market Capitalization	$1,543,024	100.0%

Selected Ratios

	Three Month Ended					Twelve Month Ended December 31, 2013
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
COVERAGE RATIOS
Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$20,721	$20,125	$22,021	$20,627	$21,032	$83,494
Interest expense	6,102	7,726	9,353	9,958	10,090	33,141

	3.39x	2.60x	2.35x	2.07x	2.08x	2.52x
Fixed Charge Coverage Ratio
EBITDA, excluding acquisition costs(2)	$20,721	$20,125	$22,021	$20,627	$21,032	$83,494
Fixed charges(3)	10,474	12,458	14,167	14,876	15,227	51,980

	1.98x	1.62x	1.55x	1.39x	1.38x	1.61x
OVERHEAD RATIO
G&A to Real Estate Revenues
General and administrative expense(4)	$5,380	$4,569	$4,924	$4,931	$4,912	$19,804
Total revenues	39,383	39,249	38,832	39,158	38,483	156,622

	13.7%	11.6%	12.7%	12.6%	12.8%	12.6%
LEVERAGE RATIOS
Debt/Total Market Capitalization Total debt	$673,648	$658,974	$688,046	$954,887	$933,864
Total market capitalization	1,543,024	1,592,879	1,658,187	1,919,706	1,761,716

	43.7%	41.4%	41.5%	49.7%	53.0%
Debt/Undepreciated Book Value Total debt	$673,648	$658,974	$688,046	$954,887	$933,864
Undepreciated book value	1,407,272	1,423,717	1,422,287	1,687,645	1,681,763

	47.9%	46.3%	48.4%	56.6%	55.5%

(1)	At December 31, 2013, the company has fixed LIBOR at a weighted average interest rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreement. On January 15, 2014, an interest rate swap agreement that fixed LIBOR on $50.0 million of the Company’s variable rate debt expired.
(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.
(3)	Fixed charges include interest expense, debt principle amortization and quarterly accumulated dividends on the Company’s preferred shares.
(4)	Exclude personnel separation cost, legal costs associated with informal SEC inquiry and internal investigation costs. For detail of these costs, see the reconciliation of FFO available to common shareholder to Core FFO on the Quarterly and Annual Financial Measures tables.

Outstanding Debt (unaudited, dollars in thousands)

	Effective Interest Rate		Balance at December 31, 2013	Annualized Debt Service		Maturity Date	Balance at Maturity
Fixed-Rate Debt
Encumbered Properties
Annapolis Business Center(1)	6.25%		$8,076	$665		6/1/2014	$8,010
Jackson National Life Loan(2)	5.19%		66,116	6,582		8/1/2015	64,230
Hanover Business Center Building D(1)	6.63%		252	161		8/1/2015	13
Chesterfield Business Center Buildings C, D, G and H(1)	6.63%		681	414		8/1/2015	34
Gateway Centre Manassas Building I(1)	5.88%		638	239		11/1/2016	—
Hillside I and III(1)	4.62%		13,349	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%		67,038	4,014		11/1/2017	62,064
Hanover Business Center Building C(1)	6.63%		653	186		12/1/2017	13
840 First Street, NE	6.01%		37,151	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%		3,851	320		11/1/2020	2,618
Chesterfield Business Center Buildings A, B, E and F(1)	6.63%		1,873	318		6/1/2021	26
Airpark Business Center(1)	6.63%		1,022	173		6/1/2021	14
1211 Connecticut Avenue, NW	4.47%		30,249	1,823		7/1/2022	24,668

Total Fixed-Rate Debt	5.09	%(3)	$230,949	$18,562			$205,850

Unamortized fair value adjustments			(663)

Total Principal Balance			$230,286

Variable-Rate Debt(4)
Storey Park(5)	5.80%		22,000	1,100		10/16/2014	22,000
440 First Street, NW Construction Loan(6)	LIBOR + 2.50%		21,699	579		5/30/2016	21,699
Unsecured Revolving Credit Facility	LlBOR + 1.50%		99,000	1,653		10/16/2017	99,000
Unsecured Term Loan
Tranche A	LlBOR + 1.45%		100,000	1,620		10/16/2018	100,000
Tranche B	LlBOR + 1.60%		100,000	1,770		10/16/2019	100,000
Tranche C	LlBOR + 1.90%		100,000	2,070		10/16/2020	100,000

Total Unsecured Term Loan	1.82	%(3)	300,000	5,460			300,000

Total Variable-Rate Debt	3.30	%(3)(7)	$442,699	$8,792			$442,699

Total Debt at December 31, 2013	3.91	%(3)(7)	$673,648	$27,354	(8)		$648,549

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.
(2)	At December 31, 2013, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II, and Norfolk Business Center.The tenns of the loan allow the Company to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained,or to prepay a portion of the loan,with a prepayment penalty,subject to a debt service yield.
(3)	Represents the weighted average interest rate.
(4)	All of the Company’s variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, the Company used the one-month LIBOR rate at December 31, 2013, which was 0.17%.
(5)	The loan has a contractual interest rate of LIBOR plus a spread of 2.75% (with a floor of 5.0%) and matures in October 2014, with a one-year extension at the Company’s option. The property was previously referred to as 1005 First Street, NE.
(6)	The loan matures in May 2016, with two one-year ex tension options at the Company’s discretion and has a borrowing capacity of up to $43.5 million. The Company can repay all or a portion of the Construction Loan,without penalty, at any time during the term of the loan.
(7)	At December 31, 2013, the Company had fixed LIBOR on $350.0 million of its variable rate debt through twelve interest rate swap agreements. The effective interest rate reflects the impact of the Company’s interest rate swap agreements. On January 15, 2014, an interest rate swap agreement that fixed LIBOR on $50.0 million of the Company’s variable rate debt expired.
(8)	During 2013, the Company paid approximately $6.7 million in principal payments on its consolidated mortgage debt, which excludes $159.1 million related to mortgage debt that was repaid in 2013

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of pledged Properties and Supported Indebtedness
Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2014	Secured Property Debt	$1,611	$30,010	$30,010	5.4%
2015	Secured Property Debt	11,497	64,277	64,277	17.9%
2016	Secured Property Debt	731	12,160	12,160	6.0%
2016	Construction Loan	—	21,699	21,699	NM
2017	Secured Property Debt	7,630	62,077	62,077	12.3%
2017	Unsecured Revolving Credit Facility	71,309	99,000	399,000	17.9%
2018	Unsecured Term Loan	71,309	100,000	399,000	17.9%
2019	Unsecured Term Loan	71,309	100,000	399,000	17.9%
2020	Unsecured Term Loan	71,309	100,000	399,000	17.9%
2020	Secured Property Debt	6,249	34,618	34,618	18.1%
2021	Secured Property Debt	719	40	40	NM
2022	Secured Property Debt	3,520	24,668	24,668	14.3%

NM = Not meaningful.

(1)	At December 31, 2013, the Company had fixed LIBOR on $350.0 million of its variable rate debt through twelve interest rate swap agreements. On January 15, 2014, an interest rate swap agreement that fixed LIBOR on $50.0 million of the Company’s variable rate debt expired.

Selected Debt Covenants (unaudited, dollars in thousands)

	Credit Facility I Unsecured Term Loan I Construction Loan
Covenants	Quarter Ended December 31, 2013	Covenant
Consolidated Total Leverage Ratio(1)	44.3%	< 60%
Tangible Net Worth(1)	$912,593	> 601,202
Fixed Charge Coverage Ratio(1)	1.92x	> 1.50x
Maximum Dividend Payout Ratio	64.4%	< 95%
Restricted Investments:
Joint Ventures	5.8%	< 15%
Real Estate Assets Under Development	3.4%	< 15%
Undeveloped Land	1.4%	< 5%
Structured Finance Investments	3.3%	< 5%
Total Restricted Investments	8.1%	< 25%
Restricted Indebtedness:
Maximum Secured Debt	19.6%	< 40%
Unencumbered Pool Leverage(1)	43.6%	< 60%
Unencumbered Pool Interest Coverage Ratio(1)	5.46x	> 1.75x

(1)	These are the only covenants that apply to the Construction Loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, dollars in thousands, except percentages)

Three Months Ended December 31, 2013
Income Statement ltems(1)
Total Portfolio In-Place Cash NOI
Total GAAP Revenue	$39,383
Straight-line and Deferred Market Rents	(522)
Management Fee Adjustment(2)	406
Property Operating Costs	(14,754)

Total Portfolio In-Place Cash NOI	$24,513

Occupancy as of December 31, 2013	85.8%

Balance Sheet Items
Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$22,664
Original Cost Basis of Assets in Current Development/Redevelopment	56,337
Construction Costs to Date for Current Development/Redevelopment	30,712

Total Development & Redevelopment Assets	$109,713

Other Assets
Investments in Affiliates	$49,150
Notes Receivable, net	54,696

Total Other Assets	$103,846

Net Liabilities at 12/31/2013
Mortgage and Senior Debt, cash principal balances	$(672,985)
Accrued interest	(1,663)
Rents received in advance	(6,118)
Tenant security deposits	(5,666)
Accounts payable and other liabilities	(41,296)
Cash, cash equivalents, escrows and reserves	16,413
Accounts and other receivables, net of allowance for doubtful accounts	12,384
Prepaid expenses and other assets	8,279

Total Net Liabilities	$(690,652)

Preferred Shares Outstanding at 12/31/2013	6,400
Par Value of Preferred Shares Outstanding at 12/31/2013	$160,000
Weighted Average Diluted Shares and OP Units Outstanding at 12/31/2013	60,697

(1)	Does not include figures from discontinued operations.
(2)	Management fee adjustment, which equates to 4% of cash basis revenue, is used in lieu of an administrative overhead allocation for comparative purposes.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures

	FPO Ownership	FPO Initial Investment	FPO Investment at December 31, 2013	Property Type	Location	Square Feet	Leased at December 31, 2013	Occupied at December 31, 2013
Rivers Park I and II	25%	$3,857	$2,627	Business Park	Columbia, MD	307,984	94.7%	90.9%
Aviation Business Park	50%	4,190	5,008	Office	Glen Burnie, MD	120,285	45.9%	45.9%
1750 H Street, NW	50%	16,795	16,780	Office	Washington, DC	113,178	75.2%	75.2%
Prosperity Metro Plaza	51%	28,124	24,735	Office	Fairfax, VA	328,153	98.1%	85.5%

Total / Weighted Average		$52,966	$49,150			869,600	86.7%	80.6%

Outstanding Debt	FPO Ownership	Effective Interest Rate	Principal Balance at December 31, 2013(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II	25%	LIBOR + 2.50%(1)	$28,000	$748	3/26/2014	$28,000
1750 H Street, NW	50%	5.17%	28,505	2,634	6/11/2014	27,975
Prosperity Metro Plaza	51%	3.86%	49,879	3,628	1/11/2015	48,140

Total / Weighted Average		3.90%	$106,384	$7,010		$104,115

Income Statement- Unconsolidated Joint Ventures

	Three Months Ended(3)					Twelve Months Ended December 31, 2013
	December 31, 2013	September 30,2013	June 30, 2013	March 31, 2013	December 31, 2012
Total revenues	$5,971	$6,035	$5,959	$6,052	$6,370	$24,017
Total operating expenses	(2,104)	(1,879)	(1,905)	(1,865)	(1,918)	(7,753)

Net operating income	3,867	4,156	4,054	4,187	4,452	16,264
Depreciation and amortization	(2,870)	(2,887)	(2,854)	(2,939)	(3,054)	(11,550)

Interest expense, net of interest income	(1,038)	(1,063)	(1,062)	(1,060)	(1,080)	(4,223)
Other expenses	(13)	(28)	(28)	(14)	(32)	(83)

Net (loss) income	$(54)	$178	$110	$174	$286	$408

(1)	The loan has a contractual interest rate of LIBOR plus a spread of 250 basis points. For the purposes of calculating the annualized debt service and the effective interest rate. the Company used the one-month LIBOR rate at December. 31, 2013, which was 0.17%.
(2)	Reflects the balance of the debt secured by the properties, not First Potomac’s portion of the debt.
(3)	Reflects the operating results of the property, not First Potomac’s economic interest in the properties.

Portfolio Summary (unaudited)

Consolidated Portfolio

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC(4)	4	522,605	97.2%	93.6%	$15,906,537	13.7%
Maryland	53	2,638,988	88.7%	83.8%	36,607,452	31.6%
Northern VA	51	3,086,057	87.4%	85.9%	37,253,258	32.1%
Southern VA	38	2,852,471	86.6%	86.1%	26,143,970	22.6%
Richmond	19	827,836	77.4%	76.6%	5,796,997	5.0%
Norfolk	19	2,024,635	90.4%	90.0%	20,346,973	17.6%

Total / Weighted Average	146	9,100,121	88.1%	85.8%	$115,911,218	100.0%

By Strategic Category(5)
Strategic Hold	75	6,080,124	93.5%	91.0%	$86,830,279	74.9%
Value-Add(4)	4	376,099	60.2%	52.4%	3,912,117	3.4%
Non-Core	67	2,643,898	79.6%	78.7%	25,168,822	21.7%

Total / Weighted Average	146	9,100,121	88.1%	85.8%	$115,911,218	100.0%

Significant Development/ Redevelopment(6) (dollars in thousands)	Region	Square Feet	Leased Sq Ft	Occupied Sq Ft	Projected Investment at Stabilization(7)	Investment To Date(7)	Estimated Date In Service(8)	Expected Return on Investment
Redevelopment 440 First Street, NW	Washington DC	139,273	19,763	19,763	$66,000	$53,754	Q4-2014	8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(9)	12	869,600	86.7%	80.6%	$15,407,920

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(3)	Includes leased spaces that are not yet occupied.
(4)	Amounts include activity at 440 First Street, NW to the extent the space is occupied. Once the entire property is placed into service, which is estimated to occur in October 2014, the entire building wil be included in the Company’s consolidated portfolio metrics.
(5)	“Strategic Category” reflects management’s categorization of the property based on the Company’s corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which the Company intends to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where the Company does not have asset concentration or operating efficiencies and/or properties where the Company believes they have maximized value.
(6)	841,145 square feet of additional land is available for development, not including Storey Park.
(7)	Total Investment includes original cost basis of property, projected base building costs, projected leasing commissions, and projected tenant improvements.
(8)	Development/redevelopment is estimated to be placed in service one year from substantial completion.
(9)	Represents operating results of the unconsolidated joint ventures, not First Potomac’s economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)

				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,385,009	37.2%	51	2,848,456	84.1%	$57,792,776	51.1%	3,000,331	88.6%	$60,069,229	51.8%
Business Park / Industrial	5,715,112	62.8%	95	4,961,703	86.8%	55,197,418	48.9%	5,017,703	87.8%	55,841,989	48.2%

Total / Weighted Average	9,100,121	100%	146	7,810,159	85.8%	$112,990,195	100.0%	8,018,034	88.1%	$115,911,218	100.0%

By Strategic Category(4)
Strategic Hold	6,080,124	66.8%	75	5,532,297	91.0%	$84,561,497	74.8%	5,686,674	93.5%	$86,830,279	74.9%
Value-Add	376,099	4.1%	4	196,922	52.4%	3,472,397	3.1%	226,279	60.2%	3,912,117	3.4%
Non-Core	2,643,898	29.1%	67	2,080,940	78.7%	24,956,301	22.1%	2,105,081	79.6%	25,168,822	21.7%

Total / Weighted Average	9,100,121	100%	146	7,810,159	85.8%	$112,990,195	100.0%	8,018,034	88.1%	$115,911,218	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA			Total
				Richmond	Norfolk	Subtotal
Office	13.7%	18.9%	17.8%	0.0%	1.5%	1.5%	51.8%
Business Park / Industrial	0.0%	12.7%	14.4%	5.0%	16.1%	21.1%	48.2%

Total / Weighted Average	13.7%	31.6%	32.1%	5.0%	17.6%	22.6%	100.0%

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(3)	Includes leased spaces that are not yet occupied.
(4)	“Strategic Category” reflects management’s categorization of the property based on the Company’s corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which the Company intends to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where the Company does not have asset concentration or operating efficiencies and/or properties where the Company believes they have maximized value.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)
0-2,500	176	269,091	3.4%	$3,982,014	3.4%	$14.80
2,501-10,000	362	1,899,719	23.7%	23,952,611	20.7%	12.61
10,001-20,000	115	1,562,820	19.5%	21,188,678	18.3%	13.56
20,001-40,000	57	1,504,273	18.8%	20,520,131	17.7%	13.64
40,001-100,000	25	1,529,521	19.1%	21,274,605	18.4%	13.91
100,000 +	9	1,252,610	15.6%	24,993,179	21.6%	19.95

Total / Weighted Average	744	8,018,034	100.0%	$115,911,218	100.0%	$14.46

(1)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years
1	U.S. Government	23	675,255	$14,002,680	12.1%	3.9
2	BlueCross BlueShield	1	204,314	5,946,076	5.1%	9.7
3	CACI International	1	214,214	5,284,315	4.6%	3.0
4	BAE Systems Technology Solutions & Services	3	167,881	3,386,391	2.9%	6.3
5	ICF Consulting Group Inc.	3	127,946	3,059,138	2.6%	10.7
6	Sentara Healthcare	6	276,974	2,499,385	2.2%	6.8
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.8%	3.2
8	State of Maryland - AOC	14	101,113	1,744,117	1.5%	6.0
9	Vocus, Inc.	1	93,000	1,633,604	1.4%	9.3
10	Montgomery County, Maryland	2	57,825	1,387,613	1.2%	7.9
11	Latisys-Ashburn, LLC	2	123,097	1,386,188	1.2%	7.9
12	Siemens Corporation	3	100,745	1,352,642	1.2%	2.6
13	First Data Corporation	1	117,336	1,331,764	1.1%	5.9
14	Affiliated Computer Services, Inc	1	107,422	1,318,068	1.1%	3.0
15	Lyttle Corp	1	54,530	1,080,785	0.9%	9.1
16	International Resources Group	5	36,016	985,021	0.8%	0.3
17	Verizon	5	70,627	976,817	0.8%	2.4
18	Harris Corporation	3	47,358	967,868	0.8%	1.3
19	American Public University System, Inc.	3	63,455	904,825	0.8%	1.2
20	GG Ashburn, LLC (Gold’s Gym)	1	54,560	878,416	0.8%	13.3
21	Harris Connect	1	64,486	862,176	0.7%	2.8
22	DRS Defense Solutions, LLC	2	45,675	857,873	0.7%	2.8
23	McLean Bible Church	1	53,559	816,775	0.7%	10.5
24	Telogy Networks, Inc.	1	52,145	779,568	0.7%	4.4
25	GeneralDynamics	3	121,811	724,775	0.6%	4.1

	Subtotal Top 25 Tenants	89	3,203,340	$56,273,830	48.5%	5.6
	All Remaining Tenants	655	4,814,694	59,637,388	51.5%	4.6

	Total / Weighted Average	744	8,018,034	$115,911,218	100.0%	5.1

Tenant Diversification by Industry

(1)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	—	—	—	$—	$—	—	$—	—	$—
2014	120	732,674	9.1%	9,842,944	13.43	291,529	17.49	441,145	10.76
2015	111	699,441	8.7%	9,134,167	13.06	214,605	16.91	484,836	11.36
2016	106	762,807	9.5%	12,669,166	16.61	257,830	26.75	504,977	11.43
2017	95	1,211,423	15.1%	18,445,303	15.23	400,954	21.97	810,469	11.89
2018	85	1,011,338	12.6%	11,992,257	11.86	341,224	15.29	670,114	10.11
2019	87	958,259	12.0%	12,415,790	12.96	223,729	17.33	734,530	11.63
2020	48	853,455	10.6%	12,100,625	14.18	421,856	19.05	431,599	9.41
2021	25	374,307	4.7%	4,628,644	12.37	49,901	16.37	324,406	11.75
2022	20	248,739	3.1%	3,374,420	13.57	83,167	22.93	165,572	8.86
2023	15	563,545	7.0%	10,993,171	19.51	297,222	25.95	266,323	12.32
Thereafter	32	602,046	7.5%	10,314,731	17.13	418,314	19.29	183,732	12.21

Total / Weighted Average	744	8,018,034	100.0%	$115,911,218	$14.46	3,000,331	$20.02	5,017,703	$11.13

(1)	The company classifies leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple- net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)
MTM	—	—	—	$—	$—
2014 - Q1	25	174,368	2.2%	2,513,345	14.41
2014 - Q2	33	186,161	2.3%	2,867,902	15.41
2014 - Q3	32	171,635	2.1%	2,446,250	14.25
2014 - Q4	30	200,510	2.5%	2,015,447	10.05

Total / Weighted Average	120	732,674	9.1%	$9,842,944	$13.43

(1)	The company classifies leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Leasing Analysis (unaudited)

Lease Summary(1)

All Comparable and Non-comparable Leases

	Three Months Ended December 31, 2013
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year(2)
New Leases	164,620	22	$15.70	$16.71	8.5	$41.91	$4.95
First Generation New Leases	10,445	5	14.66	14.93	5.4	35.98	6.69
Second Generation New Leases	154,175	17	15.77	16.83	8.7	42.31	4.88
Renewal Leases	98,673	19	13.67	13.66	4.6	2.59	0.57

Total / Weighted Average	263,293	41	$14.94	$15.57	7.0	$27.17	$3.88

	Twelve Months Ended December 31, 2013
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year(2)
New Leases	830,507	97	$11.69	$12.39	7.8	$30.64	$3.95
First Generation New Leases	156,366	23	18.24	19.79	8.8	53.96	6.13
Second Generation New Leases	674,141	74	10.17	10.68	7.5	25.23	3.36
Renewal Leases	836,084	83	10.84	11.27	4.9	4.34	0.89

Total / Weighted Average	1,666,591	180	$11.26	$11.83	6.3	$17.44	$2.76

Lease Comparison(1)

Comparable Leases Only(3)

	Three Months Ended December 31, 2013
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Percentage Change	Base Rent	Previous Base Rent	Percentage Change	Average Lease Term
New Leases	48,792	6	$24.28	$24.29	0.0%	$27.56	$22.05	25.0%	10.1
Renewal Leases	98,673	19	13.67	15.30	-10.6%	13.66	13.54	0.9%	4.6

Total / Weighted Average	147,465	25	$17.18	$18.27	-5.9%	$18.26	$16.35	11.7%	6.4

	Twelve Months Ended December 31, 2013
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Percentage Change	Base Rent	Previous Base Rent	Percentage Change	Average Lease Term
New Leases	175,966	25	$16.45	$19.34	-14.9%	$17.72	$17.82	-0.5%	8.5
Renewal Leases	836,084	83	10.84	11.85	-8.6%	11.27	11.17	1.0%	4.9

Total / Weighted Average	1,012,050	108	$11.81	$13.15	-10.2%	$12.40	$12.32	0.6%	5.5

(1)	Includes leasing activity at sold properties prior to disposition
(2)	The average capital cost does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.
(3)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

	Three Months Ended December 31, 2013			Twelve Months Ended December 31, 2013 (1)(2)
	Square Footage Expiring(3)	Square Footage Renewed	Retention Rate	Square Footage Expiring(3)	Square Footage Renewed	Retention Rate
Total Portfolio	167,990	98,673	59%	1,167,386	784,805	67%
Washington DC	819	819	100%	64,616	21,784	34%
Maryland	32,601	12,223	37%	207,402	74,352	36%
Northern Virginia	86,606	42,903	50%	350,078	240,606	69%
Southern Virginia	47,964	42,728	89%	545,290	448,063	82%

(1)	Excludes a 236,082 square foot expiration at 1-66 Commerce Center and a 51,279 square foot renewal at Interstate Plaza. Both properties were sold during the second quarter of 2013.
(2)	Excludes the 30,414 square foot expiration at Storey Park, which was placed into development during the third quarter of 2013.
(3)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)(4)	% Leased	% Occupied	Average Base Rent per Square Foot(3)(4)
Washington DC
440 First Street, NW(5)	1	Capitol Hill	Value-Add	19,763	$573,127	100.0%	100.0%	$29.00
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	4,872,166	100.0%	100.0%	37.76
840 First Street, NE	1	NoMA(6)	Strategic Hold	248,536	6,821,456	94.9%	87.5%	28.91
1211 Connecticut Avenue, NW	1	CBD(6)	Strategic Hold	125,271	3,639,789	98.2%	98.2%	29.59

Total / Weighted Average	4			522,605	$15,906,537	97.2%	93.6%	$31.33

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	102,374	$1,744,117	98.8%	98.8%	$17.25
Cloverleaf Center	4	Germantown	Strategic Hold	173,766	2,333,510	84.3%	74.1%	15.93
Gateway Center	2	Gaithersburg	Non-Core	44,551	525,862	74.5%	74.5%	15.84
Hillside I and II	2	Columbia	Strategic Hold	85,631	862,655	71.1%	71.1%	14.17
Metro Park North	4	Rockville	Strategic Hold	191,469	3,300,922	100.0%	73.1%	17.24
Patrick Center	1	Frederick	Non-Core	66,269	1,054,860	77.1%	77.1%	20.65
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	10,034,845	100.0%	98.7%	20.77
TenThreeTwenty	1	Columbia	Value-Add	136,817	1,723,627	81.6%	71.0%	15.44
West Park	1	Frederick	Non-Core	28,333	280,962	85.1%	85.1%	11.65

Total / Weighted Average	20			1,312,372	$21,861,361	91.7%	84.8%	$18.17

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	219,519	$1,615,362	43.2%	36.5%	$17.02
Cedar Hill	2	Tyson’s Corner	Strategic Hold	102,632	2,196,617	100.0%	100.0%	21.40
Enterprise Center	4	Chantilly	Non-Core	187,996	2,883,718	85.3%	84.7%	17.98
Herndon Corporate Center	4	Herndon	Non-Core	128,084	1,548,583	82.7%	82.7%	14.63
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,284,315	100.0%	100.0%	24.67
Reston Business Campus	4	Reston	Non-Core	82,372	1,091,131	83.2%	83.2%	15.92
Three Flint Hill	1	Oakton	Strategic Hold	180,741	2,874,990	92.2%	82.9%	17.26
Van Buren Office Park	5	Herndon	Non-Core	107,409	997,617	77.9%	77.9%	11.92
Windsor at Battlefield	2	Manassas	Non-Core	155,511	2,101,431	96.8%	90.3%	13.96

Total / Weighted Average	25			1,378,478	$20,593,765	83.2%	80.1%	$17.95

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,554	$1,707,566	82.9%	82.6%	$12.01
Total / Weighted Average	51			3,385,009	$60,069,229	88.6%	84.1%	$20.02

Strategic Category(2)
Strategic Hold	24			2,208,385	$45,672,947	94.9%	89.9%	$21.78
Value-Add	4			376,099	3,912,117	60.2%	52.4%	17.29
Non-Core	23			800,525	10,484,165	84.6%	83.2%	15.48

Total / Weighted Average	51			3,385,009	$60,069,229	88.6%	84.1%	$20.02

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC(6)		113,178	$3,016,722	75.2%	75.2%	$35.45
Aviation Business Park	3	Glen Burnie - MD		120,285	821,883	45.9%	45.9%	14.87
Prosperity Metro Plaza	2	Merrifield - NOVA		328,153	7,454,287	98.1%	85.5%	23.16

Total / Weighted Average	6			561,616	$11,292,893	82.3%	74.9%	$24.43

(1)	Does not include space undergoing substantial development or redevelopment.
(2)	“Strategic Category” reflects management’s categorization of the property based on the Company’s corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which the Company intends to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where the Company does not have asset concentration or operating efficiencies and/or properties where the Company believes they have maximized value.
(3)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(4)	Includes leased spaces that are not yet occupied.
(5)	Amounts include activity at 440 First Street, NW to the extent the space is occupied. Once the entire property is placed into service, the whole building will be included in the portfolio metrics, which is estimated to occur in October 2014.
(6)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)(4)	% Leased	% Occupied	Average Base Rent per Square Foot(3)(4)
Maryland
Ammendale Business Park(5)	7	Beltsville	Strategic Hold	312,846	$4,105,106	100.0%	100.0%	$13.12
Gateway 270 West	6	Clarksburg	Strategic Hold	255,917	2,958,026	83.3%	70.9%	13.87
Girard Business Center(6)	7	Gaithersburg	Non-Core	297,422	2,927,523	83.7%	81.5%	11.77
Owings Mills Business Park(7)	4	Owings Mills	Non-Core	180,475	1,298,713	58.6%	58.6%	12.27
Rumsey Center	4	Columbia	Strategic Hold	134,689	1,252,299	83.7%	83.7%	11.11
Snowden Center	5	Columbia	Strategic Hold	145,267	2,204,423	100.0%	98.8%	15.17

Total / Weighted Average	33			1,326,616	$14,746,091	85.8%	82.8%	$12.95

Northern Virginia
Corporate Campus at Ashburn Center	3	Ashburn	Strategic Hold	194,184	$2,580,833	100.0%	100.0%	$13.29
Gateway Centre Manassas	3	Manassas	Non-Core	102,332	638,848	60.5%	60.5%	10.32
Linden Business Center	3	Manassas	Non-Core	109,787	1,046,576	97.4%	97.4%	9.79
Newington Business Park Center(8)	7	Lorton	Non-Core	254,148	2,243,380	79.7%	79.7%	11.08
Plaza 500(8)	2	Alexandria	Strategic Hold	500,938	5,106,515	96.6%	96.6%	10.55
Prosperity Business Center	1	Merrifield	Non-Core	71,373	732,620	84.9%	84.9%	12.09
Sterling Park Business Center(9)	7	Sterling	Strategic Hold	474,817	4,310,721	92.6%	92.0%	9.81

Total / Weighted Average	26			1,707,579	$16,659,493	90.8%	90.6%	$10.75

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$811,368	100.0%	100.0%	$8.39
Chesterfield Business Center(10)	11	Richmond	Non-Core	320,111	1,705,266	75.7%	75.7%	7.04
Crossways Commerce Center(11)	9	Chesapeake	Strategic Hold	1,083,785	11,432,447	95.8%	95.8%	11.01
Greenbrier Business Park(12)	4	Chesapeake	Strategic Hold	410,723	3,914,054	77.4%	75.8%	12.31
Hanover Business Center	4	Ashland	Non-Core	184,081	779,074	67.5%	64.0%	6.27
Norfolk Commerce Park(13)	3	Norfolk	Strategic Hold	261,853	2,481,538	89.8%	89.6%	10.56
Park Central	3	Richmond	Non-Core	204,789	2,021,529	86.3%	86.3%	11.44
Virginia Technology Center	1	Glen Allen	Non-Core	118,855	1,291,129	82.9%	82.3%	13.20

Total / Weighted Average	36			2,680,917	$24,436,405	86.9%	86.4%	$10.49
Total / Weighted Average	95			5,715,112	$55,841,989	87.8%	86.8%	$11.13

Strategic Category(2)
Strategic Hold	51			3,871,739	$41,157,332	92.7%	91.6%	$11.46
Value-Add	0			—	—	NA	NA	NA
Non-Core	44			1,843,373	14,684,657	77.4%	76.8%	10.29

Total / Weighted Average	95			5,715,112	$55,841,989	87.8%	86.8%	$11.13

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$4,115,026	94.7%	90.9%	$14.11

(1)	Does not include space in development or redevelopment.
(2)	“Strategic Category” reflects management’s categorization of the property based on the Company’s corporate strategic plans. “Value-Add” represents strategic hold properties to which the company intends to add value through lease up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in sub marks where the company does not have asset concentration or operating efficiencies and/or properties where the company belives they have maximized value.
(3)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account tent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(4)	Includes leased spaces that are not yet occupied.
(5)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.
(6)	Girard Business Center consists of Girard Business Center and Girard Place.
(7)	Owings Mills Business Park consists of Owings Mills Business Center and Owings Mills Commerce Center.
(8)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.
(9)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.
(10)	Chesterfield Business Center consists of Airpark Business Center, Chesterfield Business Center and Pine Glenn.
(11)	Crossways Commerce Center consists of the Coast Guard Building Grossways Commerce Center I, Crossways Commerce Center II Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.
(12)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
(13)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gatway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures.

The Company believes NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI

Management believes that NOI is a useful measure of the Company’s property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry.

However, NOI should not be viewed as a measure of the Company’s overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties.

SAME-PROPERTY NOI

The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company’s same-property NOI may not be comparable to other REITs.

EBITDA

Management believes that EBITDA is a useful measure of the Company’s operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

FFO

Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate assets. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

CORE FFO

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal and accounting costs related to the Company’s prior internal investigation and the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

AFFO

Management believes that AFFO is a useful measure of the Company’s liquidity. The Company computes AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.

First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company’s ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.